UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 3, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 3, 2005, we entered into a February 2005 Credit Agreement (the “Agreement”) with PKM Properties, LLC, an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities.  The Agreement provides for a $500,000 discretionary credit facility under which PKM will make available to us up to $500,000 in the form of loans bearing interest at 10% per year.  Principal and interest are due on the amounts borrowed no later than June 16, 2005.  This debt and the other amounts we have borrowed from PKM are collateralized by substantially all of our assets.  A February 2005 Discretionary Credit Note (“Note”) reflects this indebtedness.  As additional consideration, we issued to PKM a five-year warrant (the “Warrant”).  Details regarding the terms of the Warrant are set forth below under Item 3.02 of this report.  We also acknowledged Amendment No. 4 to the First Amended and Restated Subordination and Intercreditor Agreement (the “Amendment”) by and between Peter L. Hauser and PKM.  We also paid the legal and administrative expenses incurred by PKM associated with this transaction.

The Agreement, Note, Warrant and Amendment, which appear as Exhibits 10.1, 10.2, 10.3 and 10.4 of this report, are incorporated by reference in response to this Item 1.01.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

On March 3, 2005, in consideration of the financing described in Item 1.01 of this report, we issued to PKM Properties, LLC, an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities, a five-year warrant for the purchase of (1) the number of shares of our common stock that would be purchasable by an investor pursuant to warrants issuable in connection with a $500,000 investment made pursuant to the terms of a private placement of $3,000,000 or more occurring on or before March 31, 2005, having an exercise price per share and other terms equivalent to that of the warrant issuable to such investor in such private placement, or (2) if such private placement does not occur on or before March 31, 2005, 750,000 shares of our common stock with an exercise price of $0.50 per share.

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act.  PKM received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB and Form 8-K as filed with the SEC.  No discount or commission was paid in connection with the issuance of the warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: March 9, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer